SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                TSI INCORPORATED
               (Name of Registrant as Specified in Its Charter)
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.



                                TSI INCORPORATED
                     _____________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                TSI INCORPORATED
                     _____________________________________


To the Stockholders of TSI Incorporated:

PLEASE TAKE NOTICE that the Annual Meeting of stockholders of TSI Incorporated will be held on Thursday, July 20, 1995, at 3:30 p.m., Central Daylight Time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota for the following purposes:

     I.  To elect two directors of the Company.

    II. To consider and act upon the matter of ratifying the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending March 31, 1996.

   III. To transact such other business as may properly come before the meeting.

Accompanying this Notice are a Proxy, Proxy Statement and a copy of the Company's Annual Report for the fiscal year ended March 31, 1995. Whether or not you expect to be present at the meeting, please sign and date the Proxy and return it in the enclosed envelope provided for that purpose. The Proxy may be revoked at any time prior to the time that it is voted. Only stockholders of record at the close of business on June 1, 1995 will be entitled to vote at the meeting.

                                              By Order of the Board of Directors




                                              Laura J. Cochrane
                                              Secretary

June 21, 1995


                                TSI INCORPORATED
                               500 CARDIGAN ROAD
                           SHOREVIEW, MINNESOTA 55126
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 20, 1995

                                PROXY STATEMENT


                                    GENERAL

The Annual Meeting of stockholders of TSI Incorporated (the "Company") will be held on Thursday, July 20, 1995 at 3:30 p.m., Central Daylight Time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

The enclosed Proxy is solicited by the Board of Directors of the Company. Such solicitation is being made by mail, and may also be made by directors, officers, and regular employees of the Company personally or by telephone. Any Proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: Lowell D. Nystrom, Vice President and Treasurer, or by appearing in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies, and if no choice is specified, will be voted (1) in favor of the Board of Directors' nominees named in this Proxy Statement and
(2) in favor of ratifying the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the current fiscal year. Abstentions will be treated as shares present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of a matter submitted to the stockholders for a vote. If a broker indicates on a Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares shall not be considered as present and entitled to vote with respect to that matter.

Common Stock, $.10 par value ("Common Stock"), of which there were 5,218,033 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each stockholder will be entitled to cast one vote in person or by proxy for each share of Common Stock held by the stockholder. Only stockholders of record at the close of business on June 1, 1995, will be entitled to vote at the meeting.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about June 21, 1995.


                             ELECTION OF DIRECTORS

The Company's Articles of Incorporation establish the maximum number of directors at nine and provide that the exact number of directors shall be established by resolution by a majority of the entire Board of Directors. The Board of Directors has adopted a resolution establishing the number of directors at eight. There are presently eight directors serving on the Company's Board of Directors.

All directors of the Company serve for a term of three years or until their successors are elected and qualified. The three-year terms are staggered. The terms of office of Frank D. Dorman, Kenneth J. Roering and Lawrence J. Whalen expire upon the election of the directors at the 1997 Annual Meeting of stockholders; the terms of office of John F. Carlson, Lowell D. Nystrom and James E. Doubles expire upon the election of the directors at the 1996 Annual Meeting of stockholders; and the terms of office of Leroy M. Fingerson and Donald M. Sullivan expire upon the election of directors at the 1995 Annual Meeting of stockholders scheduled for July 20, 1995.

The Board of Directors recommends that Messrs. Fingerson and Sullivan be re-elected to serve as directors of the Company, both for a term expiring at the Annual Meeting of stockholders in 1998. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR the election of Messrs. Fingerson and Sullivan as directors.

The election of each nominee requires the affirmative vote of the stockholders holding at least a majority of Common Stock voting in person or by proxy at the Annual Meeting. Although the Board of Directors has no reason to believe that Mr. Fingerson or Mr. Sullivan will be unable to serve as a director, if that contingency should occur, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee designated by the Board of Directors, unless the Board determines to reduce its.


        NAME, AGE,
       AND POSITIONS           DIRECTOR                    PRINCIPAL OCCUPATION AND                      TERM OF
     WITH THE COMPANY           SINCE                     CERTAIN OTHER DIRECTORSHIPS                   DIRECTOR*

Leroy M. Fingerson--62,           1961     Chief  Executive  Officer  of the  Company  since 1961 and     1998
Chairman, Chief Executive                  Chairman  of the  Company  since  1986.  President  of the
Officer and a Director                     Company from 1961 to July, 1992.

Lowell D. Nystrom--59, Vice       1961     Vice President,  Treasurer and Chief Financial  Officer of     1996
President, Chief Financial                 the Company since 1961.
Officer, Treasurer and a
Director

Frank D. Dorman--60,              1961     Part-time   employee  of  the   Company   and   Scientist,     1997
part-time employee and a                   University of Minnesota for more than five years.
Director

Donald M. Sullivan--59,           1977     President  and  Chief  Executive  Officer  of MTS  Systems     1998
Director                                   Corporation,  a  manufacturer  of factory  automation  and testing  equipment.  Mr.  Sullivan  has been an officer of
                                           MTS  Systems   Corporation   for  more  than  five  years.
                                           Mr. Sullivan is a director of MTS Systems  Corporation and
                                           ADC Telecommunications, Inc.

Lawrence J. Whalen--60,           1983     Management   Consultant   specializing  in  medical  prod-     1997
Director                                   ucts  and  high technology  businesses  since June,  1994.
                                           Chief  Executive  Officer of Minneapolis  Children's  Med-
                                           ical Center,  a tertiary  care  pediatric  hospital,  from
                                           March,  1992 to June,  1994.  From April,  1991, to March,
                                           1992,  Management   Consultant   specializing  in  medical
                                           products and high technology  businesses.  From May, 1990, through  April,  1991,  Mr.  Whalen  was  Chief  Executive
                                           Officer  and   Chairman  of  Cascade   Medical,   Inc.,  a
                                           manufacturer of blood glucose monitoring systems.

John F. Carlson--56,             1987      Chairman  and CEO of  Cray  Research,  Inc.  (retired),  a     1996
Director                                   manufacturer of  supercomputers.  Mr. Carlson  has been an officer and director  of Cray Research, Incorporated,  for more than five years through May, 1995.

Kenneth J. Roering--53,          1987      Paul S. Gerot Chair in  Marketing,  Professor of Marketing     1997
Director                                   in the Carlson  School  of Management at the University of
                                           Minnesota  for more than  five  years.  Mr.  Roering  is a
                                           director  of  Sheldahl  Inc.,  Mountain   Parks  Financial
                                           Corporation and Transport Corporation of America.

James E. Doubles--54,            1990      President  and  Chief  Operating  Officer  of the  Company     1996
President, Chief Operating                 since July,  1992;  Executive  Vice  President  and  Chief
Officer and a Director                     Operating  Officer of the Company  from April,  1989 until
                                           July, 1992.

_______________
* Assuming the Reelection or Election of the Board's Nominees


John F. Carlson and Lawrence J. Whalen are members of the Board of Directors' Audit Committee. Donald M. Sullivan is an alternate member of the Audit Committee. During fiscal 1995, this Committee met two times. The functions of the Audit Committee include recommending to the Board of Directors, subject to stockholder approval, the independent auditors; reviewing the results of the annual audit; reviewing the adequacy of accounting and financial controls; and instructing the auditors, as deemed appropriate, to undertake special assignments.

John F. Carlson, Kenneth J. Roering, Donald M. Sullivan and Lawrence J. Whalen are members of the Committee of Outside Directors, a successor committee to the Human Resources Committee. During fiscal 1995, this Committee and the Human Resources Committee each met one time. The Committee of Outside Directors reviews and recommends to the Board of Directors salaries and incentive compensation plans for senior management. The Company's Stock Option Plan of 1992 in which employee directors participate is also administered by the Committee of Outside Directors.

During fiscal 1994, the Board of Directors of the Company met five times. During this period all directors attended 95% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee.


                             EXECUTIVE COMPENSATION

The following table shows, on an accrual basis, the aggregate compensation received from the Company and its subsidiaries for the fiscal years ended March 31, 1995, 1994 and 1993, by each person who was an executive officer of the Company (a total of three people) and whose total remuneration for fiscal 1995 exceeded $100,000:


                                             TABLE OF SUMMARY COMPENSATION(1)

                                                    ANNUAL                           LONG-TERM
                                                 COMPENSATION                      COMPENSATION

                                                                       Awards

Name and                                                           Number of Shares                All Other Compensation
Principal Position              Year              Salary ($)       Underlying Stock                        ($)(2)
                                                                   Options Granted
Leroy M. Fingerson,             1995               198,009               2,544                             9,814
Chairman & CEO                  1994               189,005              12,596                             9,272
                                1993               183,973               2,100                             9,398

James E. Doubles,               1995               171,591               2,218                             9,750
President & COO                 1994               164,803               3,135                             8,326
                                1993               158,412               1,830                             8,326

Lowell D. Nystrom, Vice         1995               154,234               1,990                             9,448
President & CFO                 1994               147,849              11,813                             7,721
                                1993               143,912               1,643                             7,828

_______________

1 No other annual compensation was paid, no restricted stock was awarded and no payouts were made under any long term incentive compensation plan.

2 During fiscal 1995, the Company maintained a 401(k) profit sharing plan (the TSI Incorporated Employee Retirement and Profit Sharing Plan) for which substantially all regular employees of the Company and certain of its subsidiaries who have been employed for at least one year are eligible. Employees may make salary reduction contributions to the plan in accordance with Section 401(k) of the Internal Revenue Code. For fiscal 1995, the Company matched 50 percent of such contributions up to 3 percent of such employee's compensation and 25 percent of such contributions over 3 percent but not greater than 6 percent of such employee's compensation. In addition, the Company makes annual profit-sharing contributions to the plan as determined by the Board of Directors of the Company. For fiscal 1995, the Company made a profit-sharing (retirement) contribution equal to 4 percent of compensation paid to all eligible employees. In total, for fiscal 1995, the Company contributed $748,851 to the TSI Incorporated Employee Retirement and Profit Sharing Plan, of which $507,723 was contributed as the 4 percent of eligible compensation and $241,128 was contributed as matching funds for salary reduction contributions by employees. For fiscal 1995, the Company's profit-sharing and matching contributions to the plan for Dr. Fingerson, Mr. Doubles and Mr. Nystrom, were $9,814, $9,750, and $9,448, respectively.

     (The Company also made payments of $353,957 for fiscal 1995 under the TSI Cash Bonus Program based on a formula adopted by the Board of Directors which specifies an amount equal to 15 percent of the pretax operating earnings above 12 percent of non-cash assets employed, paid to all eligible employees except executive officers and division managers who are eligible to participate in the Management Performance Stock Option Plan.)



                                       TABLE OF OPTION GRANTS IN LAST FISCAL YEAR
                                                                                           Potential Realizable Value at
                                                                                           Assumed Annual Rates of Stock
                                                                                           Price Appreciation For Option
                                            Individual Grants                                         Term(3)
                 ---------------------------------------------------------------------     -------------------------------
                  Number of Shares     % of Total
                     Underlying         Options           Exercise
                      Options      Granted to Employees   or Base       Expiration
Name                 Granted(1)       in Fiscal Year   Price ($/Sh)(2)      Date               5% ($)          10% ($)
Leroy M.                2,544              7.0              9.125       Apr 6, 2002            9,450           22,024
Fingerson

James E. Doubles        2,218              6.1              9.125       Apr 6, 2002            8,239           19,201

Lowell D. Nystrom       1,990              5.5              9.125       Apr 6, 2002            7,392           17,228


_______________
1 Referenced options are grants of Management Performance Options which are made after the Company's financial results for the fiscal year are available, but relate to performance in the fiscal year to which this table relates and are, therefore, disclosed herein. Such options are immediately exerciseable and were granted pursuant to the Management Performance Option Plan under the Stock Option Plan of 1992.

2 The number, kind, and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, reclassification, or similar change in the Company's outstanding securities.

3    Based on actual option term and annual compounding.


                                      TABLE OF OPTION EXERCISES AND YEAR-END VALUE
                       Aggregated Options Exercises in Last Fiscal Year, and Year-End Option Value(1)
                                                                                                  Value of Unexercised
                                                           Number of Unexercised                  In-the-Money Options
                                                        Options at Fiscal Year End(1)             at Fiscal Year End(2)
                    Shares
                   Acquired            Value    Exercisable      Unexercisable          Exercisable          Unexercisable
     Name        on Exercise (#)    Realized ($)   (#)                (#)                   ($)                  ($)
Leroy M.             4,500            14,940      17,696             6,000                 57,575               3,627
Fingerson

James E.               0                0         25,667             1,800                 91,586               3,488
Doubles

Lowell D.              0                0         20,956             6,000                 78,589               3,627
Nystrom

_______________

1 Does not include Management Performance Options granted as of April 6, 1995, to the named executives based on their performance during fiscal 1995.

2 Represents the difference between the midpoint between the high and low reported trades on the NASDAQ National Market System of the Company's Common Stock on March 31, 1995, and the exercise price of the options.


EMPLOYEE STOCK PURCHASE PLAN

The Company's Employee Stock Purchase Plan of 1994 provides for the offering of Common Stock of the Company to employees of the Company and certain of its subsidiaries under the Plan at a price lower than current market price (not less than 85 percent of the lesser of the fair market value of the Company's Common Stock on the date the option is granted or on the date the option is exercised), and provides for purchase of such shares through payroll deduction. During fiscal 1995, stock options for an aggregate of 58,687 shares of Common Stock of the Company were granted under this plan. During fiscal 1995, Mr. Doubles was the only executive officer who participated in the plan. Mr. Doubles was granted a stock option for 2,280 shares that has not yet been exercised.

DIRECTOR COMPENSATION

Each director who is not also an employee of the Company currently receives compensation at a rate of $12,000 per year and in fiscal 1995 received $9,000 of cash compensation for serving on the Board. Under the Company's Stock Option Plan of 1992, directors who are not employees of the Company annually receive a non-statutory option, granted on the data of the Company's annual meeting, to purchase 1,500 shares of Common Stock at the fair market value at the date of the Company's Annual Meeting. During fiscal 1995, the outside directors, Messrs. Sullivan, Whalen, Carlson, and Roering, were each granted options to purchase 2,250 shares of Common Stock at an exercise price of $8.67 per share, after adjusting for the three-for-two stock split effective August 17, 1994.


                  REPORT OF THE COMMITTEE OF OUTSIDE DIRECTORS

The Committee of Outside Directors, a successor committee to the Human Resources Committee, recommends to the Board the salary levels, benefit programs and incentive compensation plans of all executive officers. Committee members consist of the four outside board members.

To maintain a consistent philosophy of compensation throughout the Company, almost all compensation programs apply to all employees of the Company. This is based on the philosophy that Company success is based on the coordinated efforts of all employees. As explained below, the only difference for executive officers is that they do not participate in the profit sharing bonus. Instead, they have a performance stock option program that provides rewards based on growth and profitability.

COMPENSATION PHILOSOPHY

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain, and reward employees who contribute to the long term success of the Company. The Company's compensation program for executive officers is based on the same three principles applicable to compensation decisions for all employees of the
Company:

     THE COMPANY PAYS COMPETITIVELY.
     The Company is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other comparable companies and sets its pay parameters based on this review.

     THE COMPANY PAYS FOR PERFORMANCE.
     The performance based stock option program rewards executive officers based on corporate growth and profitability. In addition to comparing salaries with those of other comparable companies, salary levels are established by considering corporate performance and individual factors that take into account management effectiveness in areas not directly related to financial performance.

     THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY.
     The Company applies its compensation philosophy worldwide. The Company strives to achieve a balance of the compensation paid to a particular executive and the compensation paid to other executives both inside the Company and at comparable companies.

COMPENSATION VEHICLES

The Company's compensation program includes cash and equity-based compensation. It has permitted the Company to successfully attract and retain key employees, the result being the ability to provide useful products and services to our customers, to enhance shareholder value, to motivate technical innovation, to foster teamwork, and to adequately reward employees.

LIMITS ON DEDUCTIBLE COMPENSATION PAYABLE TO EXECUTIVE OFFICERS
The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of
Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

CASH BASED COMPENSATION

     SALARY
     The Company sets base salary for all employees, including executive officers, by considering the responsibilities of each position and reviewing performance. Salaries are surveyed and compared with the mid-ranges of the aggregate of base salary and annual bonus for competitive positions in the market.

     PROFIT SHARING/RETIREMENT
     The Company provides an annual retirement contribution of four percent of credited compensation for all employees, including executive officers, or 100 percent of the Company's pre-tax income for the fiscal year, whichever is less. In addition, the Company provides matching contributions of 50 percent of employee salary reduction contributions up to 3 percent of such employee's compensation and 25 percent of such contributions over 3 percent but not greater than 6 percent of such employee's compensation.

EQUITY-BASED COMPENSATION

     INCENTIVE STOCK OPTION PROGRAM
     Approximately 15 percent of the Company's employees, including executive officers, have incentive stock options, the number depending on responsibility level and years of service. This program grants options each year totaling about 1 percent of the outstanding stock.

     MANAGEMENT PERFORMANCE STOCK OPTION PROGRAM
     Executive officers participate in a Management Performance Stock Option program. The number of shares available is based on the growth of the Company and the return on equity.

     The intent of this program is to provide executive officers with a consistent long-term incentive program where the reward depends both on the performance of the Company for the current year (number of shares) and the future performance of the Company (growth in value of shares). Under this plan the number of shares available for executive officers depends on the total sales level of the Company and the return on equity achieved for each fiscal year. Granting of option shares begins at a level of 10 percent return on equity and reaches a maximum at 25 percent return on equity. For fiscal 1995, at a total sales level of $48.9 million, a maximum of 25,732 shares would have been available to grant to executive officers. Because the actual average return on equity was 13.9 percent, the actual option shares granted to executive officers was 6,752 shares.

     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
     At a given date each year all employees who own less than 5 percent of the Company's outstanding stock can set aside a certain percentage of their salary for purchase of Company stock under a qualified Employee Stock Purchase Plan. Twelve months later, the employee can use the money set aside to purchase Company stock at 15 percent less than the market price at the beginning of the year or at the end of the year, whichever is less. Only one of the three executive officers was eligible to participate in this plan in fiscal 1995.

RATIONALE FOR CEO COMPENSATION

Dr. Leroy M. Fingerson has been CEO of the Company since its founding in 1961. Dr. Fingerson has substantial holdings in Company stock, aligning his interests very closely with those of the shareholders. His base compensation is determined using comparisons to industry data and he participates in exactly the same plans as other key executives. The committee reviews the mid-ranges of executive compensation survey data, current and historical Company performance and establishes a base salary that is considered fair and equitable. His participation in the Management Performance Stock Option Program provides incentive compensation tied to Company performance that emphasizes long-term growth of shareholder value. For fiscal 1995 Dr. Fingerson was granted stock options for 2,544 shares of Company stock under this plan. A maximum of 9,694 shares could have been granted to him if return on investment had reached 25 percent.

                         COMMITTEE OF OUTSIDE DIRECTORS
                           Kenneth J. Roering, Chair
                                John F. Carlson
                               Donald M. Sullivan
                               Lawrence J. Whalen



                         STOCK PRICE PERFORMANCE GRAPH

Set forth on page nine is a line graph comparing the yearly percentage change in the cumulative total shareholder's return on the Company's Common Stock with the cumulative total return on the NASDAQ Stock Market (U.S.) and a Peer Group Index for the period of five fiscal years starting April 1, 1990 and ending March 31, 1995. The Peer Group Index includes all the NASDAQ U.S. companies referenced under the three digit SIC code number 382, Laboratory and Analytical Instruments. A total of 114 companies fell into this category during the five year period ended March 31, 1995, with 70 of these companies still active on March 31, 1995. This Peer Group Index was selected by the Company because it includes many similar companies engaged in comparable markets. Calculations and preparation of index data were done for the Company by the Center for Research in Securities Prices (CRSP) at the University of Chicago, using market value weighted stock prices and assuming dividend reinvestments over the five year period, as required by the Securities and Exchange Commission. The graph also shows the appropriate broad market index, which is the NASDAQ Stock Market (U.S.), as prepared by CRSP.



                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                TSI INCORPORATED

                               [GRAPHIC OMMITTED]

Index Description             03/30/90  03/28/91  03/31/92  03/31/93  03/31/94  03/31/95
TSI INCORPORATED                 100.0    174.7     143.8     131.5     185.7     205.9

CRSP Index for Nasdaq Stock      100.0    114.2     145.6     167.3     180.6     201.3
  Market (US Companies)

CRSP Index for Nasdaq Stocks     100.0    115.0     138.1     128.2     144.0     176.8
  (SIC 3820-3829 US Only)
  Lab Apparatus & Analytical,
  Optical, Measuring, & Controlling
  Instrusments

NOTES

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the fiscal year-end is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to 100.0 on 03/30/90

                             PRINCIPAL SHAREHOLDERS

Information as to the name and holdings of each person known by the Company to be the beneficial owner of more than 5% of its Common Stock as of June 2, 1995, each director of the Company, each of the Company's executive officers named in the Summary Compensation table in the Proxy Statement, and all executive officers and directors of the Company as a group, is set forth below. Except as indicated below, the Company believes that each of such persons has the sole (or joint with spouse) voting and investment powers with respect to such shares:


                              Name and Address                       Amount of Common         Percent
Title of Class                of Beneficial Owner                Stock Beneficially Owned    of Class

Common Stock                  First Bank System, Inc.                    468,200               9.0
                              601 Second Ave. South
                              Minneapolis, MN 55402

Common Stock                  Leroy M. Fingerson                         369,294(1)            7.1
                              500 Cardigan Road
                              Shoreview, MN 55126

Common Stock                  Lowell D. Nystrom                          350,800(2)            6.7
                              500 Cardigan Road
                              Shoreview, MN 55126

Common Stock                  Frank D. Dorman                            250,218(3)            4.7
                              301 Burntside Drive
                              Minneapolis, MN 55422

Common Stock                  James E. Doubles                            48,167(4)            0.9

Common Stock                  Donald M. Sullivan                          18,000(5)            0.3

Common Stock                  Kenneth J. Roering                          12,350(5)            0.2

Common Stock                  Lawrence J. Whalen                          11,250(5)            0.2

Common Stock                  John F. Carlson                              9,000(5)            0.2

Common Stock                  All directors and executive              1,069,079(6)           20.1
                              officers as a group (8
                              persons)

_______________

1 Includes 17,696 shares of Common Stock which Dr. Fingerson has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1988 and the Stock Option Plan of 1992.

2 Includes 20,956 shares of Common Stock which Mr. Nystrom has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1988 and the Stock Option Plan of 1992.

3 Includes 8,250 shares of Common Stock which Mr. Dorman has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1988 and the Stock Option Plan of 1992.

4 Includes 25,667 shares of Common Stock which Mr. Doubles has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1988 and the Stock Option Plan of 1992.

5 Includes 6,750 shares of common stock that each outside director has options to acquire under the Stock Option Plan of 1988 and the Stock Option Plan of 1992.

6 Includes 99,569 shares of Common Stock subject to stock options which are exercisable within 60 days of the date of this Proxy Statement.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.



                                    AUDITORS

The Board of Directors has appointed KPMG Peat Marwick LLP, who served as independent auditors of the Company for the fiscal year ended March 31, 1995, as independent auditors of the Company for the fiscal year ending March 31, 1996, it being intended that such appointment would be presented for ratification to the stockholders. In the event the stockholders do not ratify the appointment of KPMG Peat Marwick LLP, the selection of other independent auditors will be considered by the Board of Directors. The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of KPMG Peat Marwick LLP. The affirmative vote of stockholders holding at least a majority of Common Stock voting in person or by proxy at the Annual Meeting is necessary for approval. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP. A representative of KPMG Peat Marwick LLP, who will have an opportunity to make a statement if he or she so desires, will be present at the meeting and will be available to respond to appropriate questions.


                           PROPOSALS OF STOCKHOLDERS

Proposals of stockholders of the Company intended to be presented at the Company's next Annual Meeting of stockholders must be received by Lowell D. Nystrom, Vice President of the Company, at the above address no later than February 24, 1996, in order for any such proposals to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.


                                 OTHER MATTERS

The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.
                                              By Order of the Board of Directors




                                              Laura J. Cochrane
                                              Secretary
June 21, 1995



                                     PROXY
                                TSI INCORPORATED
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS - JULY 20, 1995

        The undersigned stockholder of TSI Incorporated (the "Company") hereby appoints Leroy M. Fingerson, Lowell D. Nystrom, Laura J. Cochrane, and each of them, as attorneys, agents and proxies of the undersigned with full power of substitution in each of them, to vote in the name and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on July 20, 1995, at 3:30 p.m., Central Daylight Time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, and at all adjournments thereof, all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present, with the powers the undersigned would possess if personally present.

          I. Authority to vote for the election of Leroy M. Fingerson and Donald M. Sullivan as directors. You may withhold authority to vote for a nominee by lining through his name.

                         [ ]  GRANT               [ ]   WITHHOLD

          II. Ratifying the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending March 31,1996.

               [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

          III. In their discretion, upon such other business as may properly come before the meeting.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)



                          (Continued from other side)

All as set out in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 21, 1995, receipt of which is hereby acknowledged.

ALL SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR ALL OTHER IDENTIFIED MATTERS.

A majority of said attorneys or their substitutes who shall be present and act, or if only one shall attend, then that one, shall have and may exercise all the powers of said attorneys hereunder.

                                     Dated: ____________________________ , 1995.
                                               (Please insert date)

                                            __________________________________
                                                      (Signature)

                                            __________________________________
                                                (Joint Owner's Signature)
                                           [Signature(s)   should   agree   with
                                           stenciled  name(s).]  When signing as
                                           attorney,     guardian,     executor,
                                           administrator or trustee, please give
                                           title.    If   the    signer   is   a
                                           corporation,  please  give  the  full
                                           corporate  name  and  sign  by a duly
                                           authorized   officer,   showing   the
                                           officer's title.  EACH joint owner is
                                           requested to sign.


                 PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.
                     YOUR COOPERATION WILL BE APPRECIATED.